                                                                     Exhibit 2.2
                                                                     -----------

                         REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered
                                               ---------
into as of this 27th day of January 1998, by and between Data Processing Resources Corporation, a California corporation (the "Company"), and S3G, Inc.,
                                                      -------
a Texas corporation ("Seller").
                      ------

                                R E C I T A L S
                                - - - - - - - -

     A. The Company, Seller and Michael G. McCarthy have entered into an Agreement of Purchase and Sale of Assets of even date herewith (the "Purchase
                                                                     --------
Agreement"), pursuant to which Purchaser is acquiring substantially all of the
---------
assets of Seller.

     B. The Company has issued to Seller shares of the common stock of the Company (the "Initial DPRC Shares"), and may subsequently issue additional
              -------------------
shares of the common stock of the Company (the "Additional DPRC Shares"), as
                                                ----------------------
part of the consideration for the assets of Seller purchased by the Company pursuant to the Purchase Agreement and the terms of the Purchase Agreement require the Company to provide Seller certain registration rights with respect to such Shares.

                               A G R E E M E N T
                               - - - - - - - - -

     In consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties, intending to be legally bound, agree as follows:

     Section 1.  Certain Definitions.  In addition to the other terms defined
                 -------------------
elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following respective meanings:

             a.  "Act" means the Securities Act of 1933, as amended.

             b. "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

             c. "Holder" means Seller and any person beneficially owning Registerable Securities through permitted assignment thereof in accordance with
Section 12, below.

             d. "Registerable Securities" means the Initial DPRC Shares, the Additional DPRC Shares and any shares of the Company's common stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the Initial DPRC Shares and the Additional DPRC Shares, excluding any Registerable Securities sold by a person in a transaction in which his rights under this Agreement are not assigned; provided further that shares which would otherwise constitute Registerable Securities shall cease to do so once they have been sold to the public.

             e. The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement.

     Section 2.  Piggyback Registration.  If, at any time and from time to
                 ----------------------
time during the period commencing at the end on the sixth full month after the Effective Date (the "Commencement Date"), and ending on the third anniversary of
                     -----------------
the Closing Date, the Company shall propose to register in a public offering any of its common stock (whether for the Company's account or for the account of other shareholders) to be offered for cash pursuant thereto (other than a registration statement (a) on Form S-4 or Form S-8 (or any substitute or successor form that may be adopted by the Commission), (b) filed in connection with any employee stock option or other benefit plan, (c) for an exchange offer or offering of securities solely to the Company's existing shareholders, or (d) for a dividend reinvestment plan), it shall give written notice (the "Company's
                                                                      ---------
Notice") to all Holders of Registerable Securities of its intention to do so at
------
least 30 days prior to the anticipated filing date. If any Holder of Registerable Securities desires to dispose of all or part of such Holder's Registerable Securities, it may request registration thereof in connection with the Company's registration by delivering to the Company, within 10 days after receipt of the Company's Notice, written notice of such request (the "Holder's
                                                                      --------
Notice") stating the number of shares of Registerable Securities to be included.
------
The Company shall use its best efforts to cause all shares specified in the Holder's Notices to be registered under the Act so as to permit the sale or other disposition by such Holder or Holders of the shares so registered, subject however, to the limitations set forth in Section 3, below. Notwithstanding the foregoing, in the event the Company consummates a public offering of any of its securities (whether for the Company's account or for the account of other shareholders) to be offered for cash pursuant thereto (other than a registration statement (a) on Form S-4 or Form S-8 (or any substitute or successor form that may be adopted by the Commission), (b) filed in connection with any employee stock option or other benefit plan, (c) for an exchange offer or offering of securities solely to the Company's existing shareholders, or (d) for a dividend reinvestment plan), prior to the Commencement Date, the Commencement Date shall begin immediately after the consummation of such public offering.
                  -----

     Section 3.  Limitations on Piggyback Registration.  If the managing
                 -------------------------------------
underwriter or underwriters for registration under Section 2, above, advises the Company and the Holders requesting inclusion in such registration in writing, that the dollar amount or number of shares of Registerable Securities and other shares of common stock or securities to be included in the offering exceeds the maximum dollar amount or number that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (the "Maximum Number of
                                                            -----------------
Shares"), then the Company shall include in such registration:
------

             a. if the registration is a primary offering for the Company, (i) first, the shares of common stock or other securities that the Company proposes to sell which can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of common stock or other securities requested to be included in such registration by other shareholders with registration rights granted prior to the date hereof which can be sold without exceeding the Maximum Number of Shares (allocated pro rata among such other shareholders, as nearly as practicable, on the basis of the number of shares of common stock or other securities requested to be included in such offering by such other shareholders); and (iii) third, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Registerable Securities and shares of common stock or other securities requested to be included in such registration by the Holders and other shareholders with registration rights which can be sold without exceeding the Maximum Number of Shares (allocated pro rata among such Holders and other shareholders, as nearly as practicable, on the basis of the number of shares of Registerable Securities and common stock or other securities requested to be included in such offering by the Holders and such other shareholders); provided, however, that to the
                                             --------  -------
extent that the Registerable Securities may be allocated pro rata among shareholders with registration rights granted prior to the date hereof under clause (ii) without violating any of the terms or conditions thereof, the Company shall use its best efforts to do so; and

             b. if the registration is for a secondary offering for any of the Company's securityholders, (i) first, if the registration was requested by other shareholders with demand registration rights, then the shares of common stock or other securities that such other shareholders have requested to be included in such offering which can be sold without exceeding the Maximum Number of Shares;
(ii) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of common stock or other securities requested to be included in such registration by other shareholders with registration rights granted prior to the date hereof which can be sold without exceeding the Maximum Number of Shares (allocated pro rata among such other shareholders, as nearly as practicable, on the basis of the number of shares of common stock or other securities requested to be included in such offering by such other shareholders); and (iii) third, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Registerable Securities and shares of common stock or other securities requested to be included in such registration by the Holders and other shareholders with registration rights which can be sold without exceeding the Maximum Number of Shares (allocated pro rata among such Holders and other shareholders, as nearly as practicable, on the basis of the number of shares of Registerable Securities and common stock or other securities requested to be included in such offering by the Holders and such other shareholders) provided, however, that to the
                                            --------  -------
extent that the Registerable Securities may be allocated pro rata among shareholders with registration rights granted prior to the date hereof under clause (ii) without violating any of the terms or conditions thereof, the Company shall use its best efforts to do so.

     Section 4.  Registration Procedures.
                 -----------------------

             a. If and when the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of shares of Registerable Securities, the Company shall:

                 (i) Prepare and file with the Commission a registration statement with respect to such shares and use its best efforts to cause such registration statement to become and remain effective for the periods provided herein;

                 (ii) Prepare and file with the Commission such supplements to such registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement effective and current for a reasonable amount of time so that all of such securities can be disposed of in accordance with the intended methods of disposition by seller or Seller thereof set forth in such registration statement;

                 (iii) Furnish to the Holders such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Holders may reasonably request to facilitate the public offering of the Registerable Securities;

                 (iv) Use its best efforts to register or qualify the shares covered by such registration statement under such other securities or Blue Sky or other applicable laws of such jurisdictions as the Holders shall reasonably request; provided, however, the Company shall not be obligated to qualify to do business in such jurisdiction or consent to general service of process in such jurisdiction, or subject itself to taxation in any such jurisdiction;

                 (v) Notify counsel for the Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective under the Act or a supplement to any prospectus forming a part of such registration statement has been filed;

                 (vi) Notify counsel for the Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                 (vii) Prepare and file with the Commission, promptly upon the request of the Holders, any amendments or supplements to such registration statement or prospectus which, in the reasonable opinion of counsel for the Holders (and reasonably concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of the Registerable Securities;

                 (viii) Prepare and promptly file with the Commission and promptly notify counsel for the Holders of the filing of such amendment or supplement to any such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Registerable Securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                 (ix) Advise counsel for the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement under the Act or the initiation or threatening of any proceeding for such purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                 (x) Use its best efforts to cause all such Registerable Securities to be listed on each securities exchange or over-the-counter market on which similar securities issued by the Company are then listed and file all required listing applications and pay all required fees in connection with such listings; and

                 (xi) Cooperate with Holders in effecting the transfer of any shares sold pursuant to a registration effected hereunder.

     Section 5.  Expenses of Registration.  Except as provided below,  all of
                 ------------------------
the expenses incurred by the Company in effecting any registration requested pursuant to Section 2, above, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with Blue Sky laws (including, without limitation, fees and disbursements of underwriters counsel relating thereto), fees and disbursements of counsel for the Company, and expenses of any audits incidental to or required by any such registration ("Registration Expenses"), shall be borne by the Company. In either event,
  ---------------------
notwithstanding anything in this Section 5 to the contrary, the Company shall have no obligation to pay or otherwise bear (a) any underwriting discounts or brokerage fees or commissions relating to the sale of Registerable Securities by the Holders, or (b) any Registration Expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited, or (c) any expenses of any compliance with Blue Sky laws which pertains only to an individual Holder, or
(d) any fees and disbursements of counsel for the Holders.

     Section 6.  Indemnification.
                 ---------------

             (a) The Company will indemnify, hold harmless and defend each Holder, its officers, directors, partners, legal counsel and accountants, and each person who controls a Holder within the meaning of Section 15 of the Act, against any and all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any registration or qualification of the Registerable Securities, or which arise out of or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such indemnified party for any legal and any other expenses reasonably incurred by them in connection with investigating, preparing or defending any such claim, loss, damage, liability or action. The Company also shall indemnify any underwriter of the Registerable Securities, their officers, directors, partners, members and agents and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Holders provided in this Section 6(a).

     The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability or any action in respect thereof if such settlement is effected without the consent of the Company, nor shall the Company be liable to any Holder or its officers, directors, partners, members or agents in any such case for any loss, claim, damage, liability or any action in respect thereof to the extent that it arises solely from or is based solely upon and is in conformity with written information relating to such Holder furnished expressly for use in connection with such registration by such Holder or its agents, nor shall the Company be liable to any Holder for any such loss, claim, damage or liability or any action in respect thereof to the extent it arises solely from or is based solely upon
(i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registerable Securities delivered by such Holder after the Company had provided written notice to such Holder that such registration statement or prospectus contained such untrue statement or alleged untrue statement of a material fact,
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after the Company had provided written notice to such Holder that such registration statement or prospectus contained such omission or alleged omission, or (iii) the failure of such Holder to deliver any preliminary or final prospectus, or any amendments or supplements thereto, required under applicable securities laws, including the Act, to be so delivered, provided that a sufficient number of copies thereof had been timely provided by the Company to such Holder.

             (b) Each Holder will, if Registerable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, and each of its officers, directors, legal counsel and accountants, and each person who controls the Company within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Act or any state securities laws applicable to the Holder and relating to action or inaction required by the Holder in connection with any such registration, qualification or compliance, and will reimburse each such indemnified person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Holder and stated to be specifically for use therein. Each Holder shall also indemnify and hold harmless any underwriter of the Registerable Securities, their officers, directors, partners, members and agents and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 6(b).

             (c) Each person to be indemnified pursuant to this Section 6 (the

"Indemnified Party") will, promptly after its receipt of written notice of the
------------------
commencement of any action against such Indemnified Party in respect of which indemnity may be sought from an indemnifying person under this Section 6 (the

"Indemnifying Party") notify the Indemnifying Party in writing of the
-------------------
commencement thereof, provided, however, that the failure of any person to give
                      --------  -------
notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that such Indemnifying Party is actually materially and adversely prejudiced by such failure to give notice. If any such action shall be brought against any Indemnified Party and it shall notify an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent it may desire, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof with counsel satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Section 6 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation unless (a) the Indemnified Party shall have employed counsel in an action in which the Indemnified Party and Indemnifying Party are both defendants and there is a conflict of interest between such parties that would prevent counsel from adequately representing both parties, (b) the Indemnifying Party shall not have employed counsel satisfactory within the exercise of reasonable judgment of the Indemnified Party to represent the Indemnified Party within a reasonable time after the notice of the commencement of the action, or (c) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. The undertaking contained in this Section 6(c) shall be in addition to any liabilities which the Indemnifying Party may have pursuant to law.

             (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements, actions or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Section 7.  Transfer of Registration Rights.  The rights to cause the
                 -------------------------------
Company to register securities granted to a Holder under Section 2, above, may be transferred or assigned by such Holder to a transferee or assignee in connection with any transfer or assignment of Registerable Securities, provided that: (a) such transfer or assignment may otherwise be effected in accordance with applicable securities laws, (b) prompt written notice of such transfer or assignment is given to the

Company, and (c) such transferee or assignee expressly agrees in writing delivered to the Company to be bound by the provisions of this Agreement.

     Section 8.  Standoff or Lock-Up Agreement.  Each Holder of Registerable
                 -----------------------------
Securities agrees in connection with any firmly underwritten public offering of the Company's common stock that, upon request of the underwriters managing any underwritten offering of the Company's securities, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registerable Securities (other than those included in the registration) without the prior written consent of such underwriters, as the case may be, during the 14 days prior to, and during the 120-day period beginning on, the effective date of the registration statement relating to such offering (except as part of such registration statement). In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registerable Securities until the end of such period.

     Section 9.  Amendment.  Any modification, amendment, or waiver of this
                 ---------
Agreement or any provision hereof shall be effective only if in writing and executed by the Holders of at least a majority of the Registerable Securities and the Company.

     Section 10. Governing Law.  This Agreement shall be governed in all
                 -------------
respects by the laws of the State of California without regard to its conflicts of laws principles.

     Section 11. Successors and Assigns.  Except as otherwise expressly
                 ----------------------
provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties.

     Section 12. Notices.  All notices and other communications required or
                 -------
permitted hereunder shall be made in accordance with the Purchase Agreement.

     Section 13. Severability.  If any provision of this Agreement shall be
                 ------------
judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     Section 14. Entire Agreement.   This Agreement constitutes the full and
                 ----------------
entire understanding and agreement between the parties with regard to the subject matter hereof.

     Section 15. Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.

"PURCHASER":                      "SELLER":

DATA PROCESSING                   S3G, INC.,
RESOURCES CORPORATION,            a Texas corporation
a California corporation


By: /s/ Michael A. Piraino        By: /s/ Michael G. McCarthy
    ----------------------            -----------------------
                                      Michael G. McCarthy
Its: Chief Financial Officer          President
     -----------------------

CMDOCS;59828;1